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                                                                   Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY
                               MONSANTO COMPANY

                             Offer to Exchange its
                         % [Notes][Debentures] due
              which have been registered under the Securities Act
                      for any and all of its outstanding
                         % [Notes][Debentures] due
                  that were issued and sold in a transaction
                      exempt from registration under the
                      Securities Act of 1933, as amended

              Pursuant to the Prospectus dated            , 1999

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i)
certificates for the Company's    % [Notes][Debentures] due      (the
"Outstanding Debt") are not immediately available, (ii) Outstanding Debt, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Outstanding Debt" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Debt pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Debt (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:
                             The Bank of New York

                                              Facsimile Transmissions:
   By Registered or Certified Mail:         (Eligible Institutions Only)
         The Bank of New York                      (212) 815-4699
        101 Barclay Street, 7E
       New York, New York 10286                To Confirm by Telephone
      Attention: Noriko Miyazaki              or for Information Call:

                                                   Noriko Miyazaki
    By Hand or Overnight Delivery:                 (212) 815-6333
         The Bank of New York
          101 Barclay Street
    Corporate Trust Services Window
             Ground Level
       New York, New York 10286
      Attention: Noriko Miyazaki

                               ----------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Monsanto Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the
Prospectus dated            , 1999 (as the same may be amended or supplemented
from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Debt set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Debt."

Aggregate Principal Amount         Name(s) of Registered Holder(s): ___________

Amount Tendered: $____________*    --------------------------------------------

Certificate No(s) (if available): _____________________________________________

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$ _____________________________________________________________________________
    (Total Principal Amount Represented by Outstanding Debt Certificate(s))

If Outstanding Debt Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

*Must be in integral multiples of $1,000.

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  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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                               PLEASE SIGN HERE

X ___________________________________     -------------------------------------

X ___________________________________     -------------------------------------
     Signature(s) of Owner(s) or                          Date
        Authorized Signatory

Area Code and Telephone Number: _______________________________________________

  Must be signed by the holder(s) of the Outstanding Debt as their name(s) appear(s) on certificates for Outstanding Debt or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.